Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

MicroVision, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	2022 MicroVision, Inc. Equity Incentive Plan Common Stock, $0.001 par value	Other - 457(c) and 457(h)	16,500,000 shares (2)	$3.55(2)	$58,575,000	$92.70	$5,429.90

Total Offering Amounts					$58,575,000		$5,429.90

Total Fee Offsets							N/A

Net Fee Due							$5,429.90

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of additional shares of the registrant’s common stock that may become issuable pursuant to terms designed to prevent dilution resulting from share splits, share dividends or similar events.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Stock Market LLC on June 1, 2022 to be $3.78 and $3.32, respectively.